                                                                    EXHIBIT 32.1


                  Certifications of Principal Executive Officer


         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Operating Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  August 12, 2004                     /s/ Michael Tomczak
                                           -------------------------------------
                                           Michael Tomczak
                                           President and Chief Operating Officer

                  Certifications of Principal Financial Officer

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  August 12 , 2004                              /s/ Ran Furman
                                                     --------------------------
                                                     Ran Furman
                                                     Chief Financial Officer